Exhibit 3.1(ii)

JUMPTV INC.

AMENDED BY-LAW NO. 1

A by-law relating generally to the transaction of the business and affairs of the Corporation

CONTENTS

ARTICLE ONE	-	INTERPRETATION

ARTICLE TWO	-	BUSINESS OF THE CORPORATION

ARTICLE THREE	-	BORROWING AND SECURITIES

ARTICLE FOUR	-	DIRECTORS

ARTICLE FIVE	-	COMMITTEES

ARTICLE SIX	-	OFFICERS

ARTICLE SEVEN	-	PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

ARTICLE EIGHT	-	SHARES

ARTICLE NINE	-	DIVIDENDS AND RIGHTS

ARTICLE TEN	-	MEETINGS OF SHAREHOLDERS

ARTICLE ELEVEN	-	NOTICES

ARTICLE TWELVE	-	EFFECTIVE DATE

BE IT ENACTED as a by-law of the Corporation as follows:

ARTICLE ONE

INTERPRETATION

1.01                        Definitions.  In the by-laws of the Corporation, unless the context otherwise requires:

“Act” means the Canada Business Corporations Act, and any statute that may be substituted therefor, as from time to time amended;

“appoint” includes “elect” and vice versa;

“articles” means the articles of the Corporation as from time to time amended or restated;

“board” means the board of directors of the Corporation;

“by-laws” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

“cheque” includes a draft;

“Corporation” means the corporation incorporated under the Act on January 14, 2000 and named JumpTV Inc.

“meeting of shareholders” includes an annual meeting of shareholders and a special meeting of shareholders;

“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada) as from time to time amended;

“ordinary resolution” means a resolution (i) passed by a majority of the votes cast by the shareholders who voted in respect of that resolution; or (ii) signed by all of the shareholders entitled to vote on that resolution;

“person” includes an individual, partnership, association, body corporate, unincorporated organization and personal representative;

“recorded address” means (i) in the case of a shareholder, the address of the shareholder as recorded in the securities register; (ii) in the case of joint shareholders, the address of the joint shareholders appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and (iii) in the case of a director (subject to the provisions of section 11.01), officer, auditor or member of a committee of the board, the latest address of such person as recorded in the records of the Corporation;

“resident Canadian” means an individual who is:

(a)                               a Canadian citizen ordinarily resident in Canada;

(b)                              a Canadian citizen not ordinarily resident in Canada who is a member of a class of persons prescribed in the regulations to the Act, as amended from time to time, or

(c)                               a permanent resident within the meaning of the Immigration Act (Canada) and ordinarily resident in Canada, except a permanent resident who has been ordinarily resident in Canada for more than one year after the time at which that person first became eligible to apply for Canadian citizenship;

“signing officer” means, in relation to any instrument, any person authorized to sign the instrument on behalf of the Corporation by or pursuant to section 2.04;

“special meeting of shareholders” includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

“special resolution” means a resolution (i) passed by a majority of not less than two-thirds of the votes cast by the shareholders who voted in respect of that resolution; or (ii) signed by all the shareholders entitled to vote on that resolution; and

“unanimous shareholder agreement” means either (i) a lawful written agreement among all the shareholders of the Corporation, or among all the shareholders and one or more persons who are not shareholders, or (ii) a written declaration of the beneficial owner of all of the issued shares of the Corporation; in each case, that restricts, in whole or in part, the powers of the directors to manage, or supervise the management of, the business and affairs of the Corporation, as from time to time amended.

1.02                        Interpretation.  Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein.

1.03                        Number.  Words importing the singular number include the plural and vice versa.

1.04                        Gender.  Words importing gender include the masculine, feminine and neuter genders.

1.05                        Headings.  Headings are inserted in this by-law for reference purposes only and are not to be considered or taken into account in construing the terms or provisions hereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

1.06                        Conflict with Unanimous Shareholder Agreement.  Where any provision in the by-laws conflicts with any provision of a unanimous shareholder agreement, the provision of such unanimous shareholder agreement shall govern.

ARTICLE TWO

BUSINESS OF THE CORPORATION

2.01                        Registered Office.  The registered office of the Corporation shall be at the province within Canada from time to time specified in the articles and at such place and address therein as the board may from time to time determine.

2.02                        Corporate Seal.  The corporate seal of the Corporation shall be in such form as the directors may by resolution from time to time adopt.  An instrument or agreement executed on behalf of the Corporation by a director, an officer or an agent of the Corporation is not invalid merely because the corporate seal, if adopted, is not affixed to it.

2.03                        Financial Year.  The financial year of the Corporation shall end on such date in each year as shall be determined from time to time by resolution of the directors.

2.04                        Execution of Contracts, Etc.  Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by any one of the chief executive officer, president, managing director, chief operating officer or chief financial officer, provided however that any material contract, document or instrument outside of the Corporation’s ordinary course of business shall be executed by two of the aforementioned officers or directors, and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality.  The directors are authorized from time to time by resolution to appoint any one or more officers or other persons on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing.

The corporate seal of the Corporation (if any) may be affixed to contracts, documents or instruments in writing signed by an officer or person appointed by resolution of the directors.

The term “contracts, documents or instruments in writing” as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immovable or movable, powers of attorney, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments or securities and all paper writings.

Without limiting the generality of the foregoing, any one of the chief executive officer, president, managing director, chief operating officer or chief financial officer is authorized to sell, assign, transfer, exchange, convert or convey all securities owned by or registered in the name of the Corporation and to sign and execute (under the corporate seal (if any) of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveyancing any such securities, provided however, that a material sale, assignment, transfer, exchange, conversion or conveyance outside of the Corporation’s ordinary course of business, shall require that any two of the aforementioned officers or directors be required to effect such transaction.

The signature or signatures of any officer or director of the Corporation or any other officer or person appointed by resolution of the directors may be printed, engraved, lithographed or otherwise mechanically reproduced upon all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or securities of the Corporation on which the signature or signatures of any of the foregoing officers, directors or persons shall be so reproduced, by authorization by resolution of the directors, shall be deemed to have been manually signed by such officers, directors or persons whose signature or signatures is or are so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers, directors or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of delivery or issue of such contracts, documents or instruments in writing or securities of the Corporation.

2.05                        Banking Arrangements.  The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other persons as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

2.06                        Voting Securities in Other Issuers.  The person authorized under section 2.04 may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation.  Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the person executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

2.07                        Divisions.  The board may cause the business and operations of the Corporation or any part thereof to be divided or segregated into one or more divisions having regard to, without limitation, the character or type of businesses or operations, geographical territories, product lines or goods or services as the board may consider appropriate in each case. From time to time the board or, if authorized by the board, the chief executive officer may authorize, upon such basis as may be considered appropriate in each case:

(a)                                Sub-Division and Consolidation - the further division of the business and operations of any such division into sub-units and the consolidation of the business and operations of any such divisions and sub-units;

(b)                               Name - the designation of any such division or sub-unit by, and the carrying on of the business and operations of any such division or sub-unit under, a name other than the legal name of the Corporation; provided that the Corporation shall set out its legal name in legible characters in all contracts, invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of the Corporation;

(c)                               Officers - the appointment of officers for any such division or other sub-unit, the determination of their powers and duties, and the removal of any such officer so appointed, without prejudice to such officer’s rights under any employment contract or in law, provided that any such officers shall not, as such, be officers of the Corporation, unless expressly designated as such.

ARTICLE THREE

BORROWING AND SECURITIES

3.01                        Borrowing Power.  Without limiting the borrowing powers of the Corporation as set forth in the Act, the board may from time to time on behalf of the Corporation, without authorization of the shareholders:

(a)                                borrow money upon the credit of the Corporation;

(b)                               issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantees of the Corporation, whether secured or unsecured;

(c)                                to the extent permitted by the Act, give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

(d)                               charge, mortgage, hypothecate, pledge, or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee, or any other present or future indebtedness, liability or obligation of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.02                        Delegation.  The board may from time to time delegate to a committee of the board, one or more directors or officers of the Corporation or any other person as may be designated by the board all or any of the powers conferred on the board by section 3.01 or by the Act to such extent and in such manner as the board shall determine at the time of each such delegation.

ARTICLE FOUR

DIRECTORS

4.01                        Number of Directors and Quorum.  Until changed in accordance with the Act, the board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided for in the articles. Subject to section 4.08, the quorum for the transaction of business at any meeting of the board shall consist of a majority of directors or such greater number of directors as the board may from time to time determine.

4.02                        Qualification.  No person shall be qualified for election as a director if that person (i) is less than 18 years of age; (ii) is of unsound mind and has been so found by a court in Canada or elsewhere; (iii) is not an individual; or (iv) has the status of a bankrupt.  A director is not required to be a shareholder of the Corporation.  At least 25% of the directors shall be resident Canadians; provided that, if the Corporation has less than four directors, at least one director shall be a resident Canadian.

4.03                        Election and Term.  An election of directors shall take place at the first meeting and thereafter at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall, if a minimum and maximum number of directors is authorized, be the number of directors then in office unless the directors or the shareholders otherwise determine or shall, if a fixed number of directors is authorized, be such fixed number. The election shall be by ordinary resolution. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

4.04                        Removal of Directors.  Subject to the provisions of the Act, the shareholders may by ordinary resolution passed at a special meeting of shareholders called for such purpose remove any director from office and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the board.

4.05                        Termination of Office.  A director ceases to hold office when the director (i) dies; (ii) is removed from office by the shareholders; (iii) ceases to be qualified for election as a director; or (iv) sends or delivers to the Corporation a written resignation or, if a time is specified in such resignation, at the time so specified, whichever is later.

4.06                        Vacancies.  Subject to the provisions of the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the number or minimum number of directors specified in the articles or from a failure of the shareholders to elect the number or minimum number of directors specified in the articles.  In the absence of a quorum of the board, or if the vacancy has arisen from a failure of the shareholders to elect the number or minimum number of directors specified in the articles, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy.  If the directors fail to call a meeting or if there are no directors then in office, any shareholder may call the meeting.  A director appointed or elected to fill a vacancy holds office for the unexpired term of that director’s predecessor.

4.07                        Action by the Board.  Subject to any unanimous shareholder agreement, the board shall manage, or supervise the management of, the business and affairs of the Corporation. Subject to sections 4.08 and 4.09, the powers of the board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office. Where the Corporation has only one director, that director may constitute a meeting.

4.08                        Canadian Resident Directors at Meetings.  The board shall not transact business at a meeting, other than filling a vacancy in the board, unless (i) at least 25% of the directors present are resident Canadians, or (ii) if the Corporation has less than four directors, at least one of the directors present is a resident Canadian, except where

(a)                                a resident Canadian director who is unable to be present in person approves in writing or by telephonic, electronic or other communication facility the business transacted at the meeting; and

(b)                               the required number of resident Canadian directors would have been present in person had that director been present at the meeting.

4.09                        Participation.  If all the directors of the Corporation consent, a director may participate in a meeting of the board or of a committee of the board by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.  A director participating in a meeting by such means is deemed to be present at the meeting.  Any consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board.

4.10                        Place of Meetings.  Meetings of the board may be held at any place in or outside Canada.

4.11                        Calling of Meetings.  Meetings of the board shall be held from time to time at such time and at such place as the board, the chairman of the board, the chief executive officer, the president or any two directors may determine.

4.12                        Notice of Meeting.  Notice of the time and place of each meeting of the board shall be given in the manner provided in Article Eleven to each director not less than 48 hours before the time when the meeting is to be held.  A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified, including, if required by the Act, any proposal to:

(a)                                submit to the shareholders any question or matter requiring approval of the shareholders;

(b)                               fill a vacancy among the directors or in the office of auditor, or appoint additional directors;

(c)                                issue securities, except as authorized by the directors;

(d)                               issue shares of a series, except as authorized by the directors;

(e)                                declare dividends;

(f)                                  purchase, redeem or otherwise acquire shares issued by the Corporation;

(g)                               pay a commission for the sale of shares, except as authorized by the directors;

(h)                               approve a management proxy circular referred to in the Act;

(i)                                  approve a take-over bid circular or directors’ circular referred to in the Act;

(j)                                  approve any annual financial statements referred to in the Act; or

(k)                               adopt, amend or repeal by-laws.

4.13                        First Meeting of New Board.  Provided a quorum of directors is present, each newly elected board may hold its first meeting, without notice, immediately following the meeting of shareholders at which such board is elected.

4.14                        Adjourned Meeting.  Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

4.15                        Regular Meetings.  The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

4.16                        Chairman.  The chairman of any meeting of the board shall be the first mentioned of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board, chief executive officer (if any), president or a vice-president. If no such officer is present, the directors present shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a director, to act as secretary of the meeting.

4.17                        Votes to Govern.  At all meetings of the board, every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

4.18                        Disclosure of Interest.  A director or officer who is a party to, or who is a director or an officer (or acting in a similar capacity) of, or has a material interest in, any person who is a party to, a material contract or material transaction, whether made or proposed, with the Corporation shall disclose to the Corporation the nature and extent of the interest at the time and in the manner provided by the Act and such interest shall be entered in the minutes of the meetings of directors or otherwise noted in the records of the Corporation.  Any such contract or transaction shall be referred to the board or shareholders for approval even if such contract or transaction is one that in the ordinary course of the Corporation’s business would not require approval by the board or shareholders.  A director who has an interest in a material contract or material transaction, whether made or proposed, with the Corporation shall not vote on any resolution to approve the contract or transaction except as permitted by the Act.

4.19                        Submission of Contracts or Transactions to Shareholders for Approval.  The directors in their discretion may submit any contract, act or transaction for approval, ratification or confirmation at any meeting of the shareholders called for the purpose of considering the same and any contract, act or transaction that shall be approved, ratified or confirmed by resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act, the articles or the by-laws) shall be as valid and binding upon the Corporation and upon all the shareholders as though it has been approved, ratified and confirmed by every shareholder of the Corporation.

4.20                        Remuneration and Expenses.  Subject to any unanimous shareholder agreement, the directors shall be paid such remuneration for their services as the board may from time to time determine and such remuneration shall be in addition to the salary paid to any officer or employee of the Corporation who is also a director.  The directors may also by resolution award special remuneration to any director in undertaking any special services on behalf of the Corporation other than the normal work ordinarily required of a director.  The confirmation of any such resolution or resolutions by the shareholders shall not be required, except as required by law or regulation.  The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in connection with the affairs of the Corporation.

ARTICLE FIVE

COMMITTEES

5.01                        Committees of the Board.  The board may from time to time appoint from their number one or more committees of the board, however designated, and delegate to any such committee any of the powers of the board except those which pertain to items which, under the Act, a committee of the board has no authority to exercise.

5.02                        Audit Committee.  If the Corporation is a distributing corporation and any of the issued securities remain outstanding and are held by more than one person, the board shall, and the board otherwise may, elect annually from among its number an audit committee to be composed of not fewer than 3 directors, a majority of whom re not officers or employees of the Corporation or any of its affiliates.  Each member of the audit committee shall serve during the pleasure of the board and, in any event, only so long as the director shall be a director.  The directors may fill vacancies in the audit committee by election from among their number.  The audit committee shall have power to fix its quorum at not less than a majority of its members and to determine its own rules of procedure subject to any regulations imposed by the board from time to time and as provided in this section.  The auditor of the Corporation is entitled to receive notice of every meeting of the audit committee and, at the expense of the Corporation, to attend and be heard thereat; and, if so requested by a member of the audit committee, shall attend every meeting of the audit committee held during the term of office of the auditor.  The auditor of the Corporation or any member of the audit committee may call a meeting of the audit committee.  The audit committee shall review the financial statements of the Corporation prior to approval thereof by the board and shall have such other powers and duties as from time to time by resolution be assigned to it by the board.

5.03                        Transaction of Business.  Subject to the provisions of section 4.09, the powers of a committee of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee.  Meetings of any such committee may be held at any place in or outside of Canada.

5.04                        Advisory Bodies.  The board may from time to time appoint such advisory bodies as it may deem advisable.

5.05                        Procedure.  Unless otherwise determined by the board, each committee and advisory body shall have power to fix its quorum (provided a quorum is not less than a majority of its members), to elect its chairman, and to regulate its procedure.

ARTICLE SIX

OFFICERS

6.01                        Appointment.  Subject to the articles or any unanimous shareholder agreement, the board may from time to time appoint a chief executive officer, a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to sections 6.02 and 6.03, an officer may but need not be a director and one person may hold more than one office.

6.02                        Chairman of the Board.  The board may from time to time appoint a chairman of the board who shall be a director.  If appointed, the board may assign to the chairman of the board any of the powers and duties that are by any provisions of this by-law assigned to the chief executive officer or to the president, and the chairman of the board shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the chairman of the board, the chief executive officer, if any, or the president shall have the powers and duties of that office.

6.03                        Chief Executive Officer.  The board may from time to time appoint a chief executive officer who shall be a resident Canadian and a director. If appointed, the chief executive officer shall be the chief executive officer and, subject to the authority of the board, shall have general supervision of the business and affairs of the Corporation; and shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the president, or if no president has been appointed, the chief executive officer shall also have the powers and duties of that office.

6.04                        President.  If appointed, the president shall be the chief operating officer and, subject to the authority of the board, shall have general supervision of the business of the Corporation and shall have such other powers and duties as the board may specify. During the absence or disability of the chief executive officer, or if no chief executive officer has been appointed, the president shall also have the powers and duties of that office.

6.05                        Vice-President.  A vice-president shall have such powers and duties as the board or the chief executive officer may specify.

6.06                        Secretary.  The secretary shall enter or cause to be entered minutes of all proceedings of all meetings of the board, shareholders and committees of the board in records kept for that purpose; shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation, if any, and of all books, papers, records, documents, and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and shall have such other powers and duties as the board or the chief executive officer may specify.

6.07                        Treasurer.  The treasurer shall keep or cause to be kept proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; shall render or cause to be rendered to the board whenever required an account of all transactions of the treasurer and of the financial position of the Corporation; and shall have such other powers and duties as the board or the chief executive officer may specify.

6.08                        Powers and Duties of Other Officers.  The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board or the chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

6.09                        Variation of Powers and Duties.  The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

6.10                        Term of Office.  The board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer’s rights under any employment contract; otherwise each officer appointed by the board shall hold office until the officer’s successor is appointed, or until the officer’s earlier resignation.

6.11                        Terms of Employment and Remuneration.  The terms of employment and the remuneration of an officer appointed by the board shall be settled by the board from time to time.

6.12                        Disclosure of Interest.  An officer shall disclose to the Corporation any interest in a material contract or material transaction, whether made or proposed, with the Corporation in accordance with section 4.18.

6.13                        Agents and Attorneys.  Subject to the provisions of the Act, the Corporation, by or under the authority of the board, shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management, administration or otherwise (including the power to sub-delegate) as may be thought fit.

6.14                        Fidelity Bonds.  The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the board may from time to time determine.

ARTICLE SEVEN

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

7.01                        Limitation of Liability.  Every director and officer of the Corporation shall, in exercising the powers and discharging the duties of office, act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on the part of such director or officer, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

7.02                        Indemnity.  Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity, provided:

(a)                                the individual acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and

(b)                               in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

The Corporation shall also indemnify such individual in such other circumstances as the Act permits or requires. Nothing in this by-law shall limit the right of any individual entitled to indemnity to claim indemnity apart from the provisions of this by-law.

7.03                        Insurance.  Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of any individual referred to in section 7.02 against such liabilities and in such amounts as the board may from time to time determine and as permitted by the Act.

ARTICLE EIGHT

SHARES

8.01                        Allotment of Shares.  Subject to the Act, the articles and any unanimous shareholder agreement, the board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

8.02                        Commissions.  The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of the person purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

8.03                        Registration of a Share Transfer.  Subject to the provisions of the Act, no transfer of a share in respect of which a certificate has been issued shall be registered in a securities register except upon presentation of the certificate representing such share with an endorsement which complies with the Act made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the board may from time to time prescribe, upon payment of all applicable taxes and a reasonable fee (not to exceed the amount permitted by the Act) prescribed by the board, upon compliance with such restrictions on transfer as are authorized by the articles.

8.04                        Transfer Agents and Registrars.  The board may from time to time appoint one or more agents to maintain, in respect of each class of securities of the Corporation issued by it in registered form, a central securities register and one or more branch securities registers. Such a person may be designated as transfer agent or registrar according to the functions performed and one person may be designated both registrar and transfer agent.  The board may at any time terminate such appointment.

8.05                        Non-Recognition of Trusts.  Subject to the provisions of the Act, the Corporation may treat as absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation’s records or on the share certificate.

8.06                        Share Certificates.  Every holder of one or more shares of the Corporation shall be entitled, at the holder’s option, to a share certificate, or to a non-transferable written certificate of acknowledgement of the holder’s right to obtain a share certificate, stating the number and class or series of shares held by the holder as shown on the securities register.  Certificates and certificates of acknowledgement of a shareholder’s right to a share certificate, respectively, shall be in such form as the board may from time to time approve.  Any share certificate shall be signed in accordance with section 2.04 and need not be under the corporate seal; provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar.

8.07                        Replacement of Share Certificates.  The board or any officer or agent designated by the board may direct the issue of a new share or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee (not to exceed the amount permitted by the Act) and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

8.08                        Joint Holders.  If two or more persons are registered as joint holders of any share, the Corporation shall not be required to issue more than one certificate in respect thereof, and delivery of a certificate to one of several joint holders shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.09                        Deceased Shareholders.  In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make any dividend or other payments in respect thereof; except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

8.10                        Enforcement of Lien for Indebtedness.  Subject to the Act, if the articles of the Corporation provide that the Corporation has a lien on a share registered in the name of a shareholder or the shareholder’s personal representative for a debt of that shareholder to the Corporation, the directors may apply any dividends or other distributions paid or payable on or in respect of the share or shares in respect of which the Corporation has such a lien in repayment of the debt of that shareholder to the Corporation.

ARTICLE NINE

DIVIDENDS AND RIGHTS

9.01                        Dividends.  Subject to the provisions of the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation.  The Corporation may pay dividends by issuing fully paid shares of the Corporation or, subject to the provisions of the Act, in money or property.

9.02                        Dividend Cheques.  A dividend payable in money shall be paid by cheque drawn on the Corporation’s bankers or one of them to the order of each registered holder of shares of the class or series in respect of which the dividend has been declared and mailed by prepaid ordinary mail to such registered holder at the recorded address of such holder, unless such holder otherwise directs.  In the case of joint holders, the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address.  The mailing of a cheque in accordance with this section, unless not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.03                        Non-Receipt of Cheques.  In the event of non-receipt of any dividend cheque by the person to whom it is sent in accordance with section 9.02, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses, and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.04                        Record Date for Dividends and Rights.  The board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities; and notice of any such record date shall be given not less than 7 days before such record date in the manner provided for by the Act. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

9.05                        Unclaimed Dividends.  Any dividend unclaimed after a period of 6 years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

ARTICLE TEN

MEETINGS OF SHAREHOLDERS

10.01                 Annual Meetings.  The annual meeting of shareholders shall be held at such time in each year and, subject to section 10.03, at such place as the board, the chairman of the board, the chief executive officer, or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing an auditor, and for the transaction of such other business as may properly be brought before the meeting.

10.02                 Special Meetings.  The board, the chairman of the board, the chief executive officer, or the president shall have power to call a special meeting of shareholders at any time.

10.03                 Place of Meetings.  Meetings of shareholders shall be held at (i) the registered office of the Corporation, (ii) at some other place in Canada as the board of directors may determine, or (iii) if all the shareholders entitled to vote at the meeting so agree, at some place outside Canada.

10.04                 Meeting Held by Electronic Means.  The directors or shareholders who call a meeting of shareholders pursuant to the Act, the articles or the by-laws may determine that the meeting shall be held, in accordance with the Act and the regulations thereto, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, provided the Corporation makes provision for electronic voting at such meeting in accordance with the Act and section 10.20.

10.05                 Notice of Meetings.  Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Article Eleven not less than 30 nor more than 60 days before the date of the meeting to each director, the auditor, and each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting.  Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and the auditor’s report thereon, the election of directors and the reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting.  A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of or otherwise consent to a meeting of shareholders.

10.06                 List of Shareholders Entitled to Notice.  For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to section 10.07, the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given or, where no such notice is given, on the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared. Where a separate list of shareholders has not been prepared, the names of persons appearing in the securities register at the requisite time as the holder of one or more shares carrying the right to vote at such meeting shall be deemed to be a list of shareholders.

10.07                 Record Date for Notice.  The board may fix in advance a date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days, as a record date for the determination of the shareholders entitled to notice of the meeting.  If a record date is fixed, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the list of shareholders, notice of a record date shall be given not less than 7 days before such record date, by newspaper advertisement in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held.

10.08                 Meetings Without Notice.  A meeting of shareholders may be held without notice at any time and place permitted by the Act (a) if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held, and (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held; so long as such shareholders, auditors or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.  At such a meeting, any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

10.09                 Chairman, Secretary and Scrutineers.  The chairman of any meeting of shareholders shall be the first mentioned of the following officers as have been appointed and who is present at the meeting: chairman of the board, chief executive officer, president, or a vice-president who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman of the meeting shall appoint a person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman of the meeting with the consent of the meeting.

10.10                 Persons Entitled to be Present.  The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and the auditor of the Corporation and others who, although not entitled to vote, are entitled or required under the Act, the articles or the by-laws to be present at the meeting.  Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

10.11                 Participation in Meeting by Electronic Means.  Any person entitled to attend a meeting of shareholders may participate in the meeting, in accordance with the Act, by means of a telephonic, electronic or other communications facility that permits all participants to communicate adequately with each other during the meeting, provided the Corporation makes available such a communication facility.  A person participating in a meeting by means of a telephonic, electronic or other communications facility is deemed to be present at the meeting and may vote, in accordance with the Act, by means of the telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

10.12                 Quorum.  Subject to the Act, a quorum for the transaction of business at any meeting of shareholders shall be two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder or representative for an absent shareholder so entitled, and together holding or representing by proxy not less than 10% of the outstanding shares of the Corporation carrying voting rights at the meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented by proxy may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present or represented by proxy may adjourn the meeting to a fixed time and place but may not transact any other business.

10.13                 Right to Vote.  Subject to the provisions of the Act as to authorized representatives of any other body corporate or association, at any meeting of shareholders for which the Corporation has prepared the list referred to in section 10.06, every person who is named in such list shall be entitled to vote the shares shown thereon opposite that person’s name at the meeting to which such list relates except to the extent that, where the Corporation has fixed a record date in respect of such meeting pursuant to section 10.07, such person has transferred any shares after such record date and the transferee, having produced properly endorsed certificates evidencing such shares or having otherwise established ownership of such shares, has demanded not later than 10 days before the meeting that the transferee’s name be included in such list.  In any such case, the transferee shall be entitled to vote the transferred shares at the meeting. At any meeting of shareholders for which the Corporation has not prepared the list referred to in section 10.06, every person shall be entitled to vote at the meeting who at the time of the commencement of the meeting is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

10.14                 Proxyholders and Representatives.  Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act as that shareholder’s representative at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or the shareholder’s attorney and shall conform to the requirements of the Act.

Alternatively, every shareholder that is not an individual may authorize by resolution of its directors or governing body an individual to represent it at a meeting of shareholders and such individual may exercise on the shareholder’s behalf all the powers the shareholder could exercise if the shareholder were an individual shareholder. The authority of such an individual shall be established by depositing with the Corporation a certified copy of such resolution, or in such other manner as may be satisfactory to the secretary of the Corporation or the chairman of the meeting.  Any such representative need not be a shareholder of the Corporation.

10.15                 Time for Deposit of Proxies.  The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in the notice or, if no time is specified in the notice, it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

10.16                 Joint Shareholders.  If two or more persons hold shares jointly, any one of them present in person or duly represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one the shares jointly held by them.

10.17                 Votes to Govern.  At any meeting of shareholders every question shall, unless otherwise required by the articles, the by-laws or by law, be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall not be entitled to a second or casting vote in addition to the vote or votes to which the chairman is entitled as a shareholder or proxy nominee.

10.18                 Show of Hands.  Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands, unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands, every person who is present and entitled to vote shall have one vote.  Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried, carried by a particular majority or defeated and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the question, and the result of the vote so taken shall be the decision of the shareholders upon the question.

10.19                 Ballots.  On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairman of the meeting or any person who is present and entitled to vote, whether as shareholder or proxyholder, may demand a ballot on the question.  A ballot so required or demanded shall be taken in such manner as the chairman of the meeting shall direct.  A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot.  If a ballot is taken, each person present shall be entitled, in respect of the shares which that person is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the question.

10.20                 Electronic Voting.  Notwithstanding sections 10.18 and 10.19, voting at a meeting of shareholders may be held, in accordance with the Act, entirely by means of a telephonic, electronic or other communication facility, if the Corporation makes available such a communication facility, provided the facility (a) enables the votes to be gathered in a manner that permits their subsequent verification; and (b) permits the tallied votes to be presented to the Corporation without it being possible for the Corporation to identify how each person entitled to vote on the question voted.

10.21                 Adjournment.  The chairman at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and place to place. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

10.22                 Resolution in Writing.  A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditor in accordance with the Act.

10.23                 Only One Shareholder.  Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or duly represented by proxy constitutes a meeting.

ARTICLE ELEVEN

NOTICES

11.01                 Method of Giving Notices.  Any notice or document to be given pursuant to the Act, the articles or the by-laws to a shareholder or director of the Corporation may be sent by prepaid mail addressed to, or may be delivered personally to (a) the shareholder at the latest address of such shareholder as shown in the records of the Corporation or its transfer agent, and (b) the director at the latest address of such director as shown on the records of the Corporation or in the last notice of directors or notice of change of directors filed under the Act.  Any notice or document sent in accordance with the foregoing to a shareholder or director of the Corporation is deemed to be received at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the shareholder or director did not receive the notice or document at the time or at all.  The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by the secretary to be reliable.  The foregoing shall not be construed so as to limit the manner or effect of giving notice by any other means of communication otherwise permitted by law.

11.02                 Notice to Joint Holders.  If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice addressed to one of such persons shall be sufficient notice to all of them.

11.03                 Computation of Time.  In computing the date when notice must be given under any provision of the articles or the by-laws requiring a specified number of days notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

11.04                 Undelivered Notices.  If any notice given or document sent to a shareholder pursuant to section 11.01 is returned on two consecutive occasions because the shareholder cannot be found, the Corporation shall not be required to give any further notices or send further documents to the shareholder until the shareholder informs the Corporation in writing of the shareholder’s new address.

11.05                 Omissions and Errors.  The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.06                 Persons Entitled by Death or Operation of Law.  Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom that person derives title to such share prior to the name and address of that person being entered on the securities register (whether such notice was given before or after the happening of the event upon which the person became so entitled) and prior to the person furnishing to the Corporation the proof of authority or evidence of entitlement prescribed by the Act.

11.07                 Waiver of Notice.  Any shareholder, proxyholder, other person entitled to attend a meeting of shareholders, director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to that person under any provision of the Act, the articles, the by-laws or otherwise, and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be.  Any waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or of a committee of the board which may be given in any manner.

ARTICLE TWELVE

EFFECTIVE DATE

12.01                 Repeal.  All previous by-laws of the Corporation which are inconsistent with this by-law are repealed as of the coming into force of this by-law.  Such repeal shall not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any articles or predecessor charter documents of the Corporation obtained pursuant to, any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or the board or a committee of the board with continuing effect passed under any repealed by-law shall continue good and valid except to the extent inconsistent with this by-law and until amended or repealed.